Exhibit 99.1

ARALEZ ACQUIRES UNITED STATES AND CANADIAN RIGHTS TO ZONTIVITY FROM MERCK

-Acquired ZONTIVITY®   in the U.S. and Canada-

-Long-range market exclusivity through regulatory exclusivity and intellectual property protection-

MISSISSAUGA, Ontario —September 7, 2016 — Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ), a global specialty pharmaceutical company, today announced that it acquired the U.S. and Canadian rights to ZONTIVITY® (vorapaxar), pursuant to an asset purchase agreement entered into between Merck, known as MSD outside the United States and Canada, and Aralez Pharmaceuticals Trading DAC, a subsidiary of Aralez, based in Ireland. ZONTIVITY is the first and only approved therapy shown to inhibit the protease-activated receptor-1 (PAR-1), the primary receptor for thrombin, which is considered to be the most potent activator of platelets. In the U.S., ZONTIVITY is indicated for the reduction of thrombotic cardiovascular events in patients with a history of heart attack (myocardial infarction) or in patients with narrowing of leg arteries, called peripheral arterial disease (PAD), and should be used in combination with daily aspirin and/or clopidogrel according to their indications or standard of care. In Canada, ZONTIVITY (vorapaxar sulfate) co-administered with aspirin with or without clopidogrel, according to their standard of care, is indicated for the reduction of atherothrombotic events in adult high-risk patients with a history of myocardial infarction (MI).

The asset purchase agreement included an initial upfront payment of $25 million, which was paid from cash on hand. The transaction also includes graduated royalties and potential added future consideration in the form of payments for achieving certain aggregate annual sales-based milestones. In addition to the Asset Purchase Agreement, the parties simultaneously entered into a Supply Agreement, a License Agreement with respect to trademarks and certain proprietary know-how and a Transition Services Agreement. Under the terms of the Transition Services Agreement, Merck will continue to distribute the product on behalf of Aralez for up to twelve months while the product rights, packaging and labeling and other responsibilities are transferred to Aralez Pharmaceuticals Trading DAC.

The U.S. prescribing information for ZONTIVITY includes a boxed warning regarding bleeding risk. ZONTIVITY is not for use in patients with a history of stroke, transient ischemic attack (TIA) or intracranial hemorrhage (ICH), or active pathological bleeding. Antiplatelet agents, including ZONTIVITY, increase the risk of bleeding, including ICH and fatal bleeding.

ZONTIVITY is a once-daily tablet containing 2.08 mg of vorapaxar, equivalent to 2.5 mg of vorapaxar sulfate. There is no experience with use of ZONTIVITY as the only administered antiplatelet agent, because ZONTIVITY was studied only as an addition to aspirin and/or clopidogrel.

“ZONTIVITY represents a revenue-generating asset with NCE regulatory data exclusivity and patent protection potentially extending to 2027. It is an excellent strategic fit with our anchor therapeutic position in cardiovascular disease targeting high prescribing cardiologists alongside YOSPRALATM, pending FDA approval, and FIBRICOR®,” said Adrian Adams, Chief Executive Officer of Aralez. “This transaction is consistent with our business model designed to build value organically through the approval and commercialization of YOSPRALA, currently pending FDA approval with a September 14, 2016 PDUFA date, and through seizing high potential growth opportunities through aggressive business development and licensing in our anchor positions in cardiovascular disease, pain management and other specialty therapeutic areas.”

About Heart Attack and PAD

Heart attacks are generally caused by atherosclerotic plaque disruption and thrombus (blood clot) formation in a coronary artery. Each year, about 750,000 Americans have a new (550,000) or recurrent (200,000) heart attack.(1)

Peripheral arterial disease (PAD) is generally defined as obstruction of arteries supplying the lower or upper extremities, most commonly due to atherosclerosis and much more commonly involving the lower extremities. About 8.5 million individuals in the U.S. have PAD, of whom approximately 10 percent have classic claudication symptoms (i.e., calf muscle pain on exertion), and another 50 percent have other leg symptoms. People with PAD are at increased risk for heart attack, stroke and cardiovascular death. (1)

Clinical Data for ZONTIVITY

Data supporting the benefit of ZONTIVITY are from the pivotal TRA 2°P TIMI 50 (Thrombin Receptor Antagonist in Secondary Prevention of Atherothrombotic Ischemic Events) trial. In patients with a history of heart attack or with PAD who had no history of stroke or transient ischemic attack (TIA), ZONTIVITY added to aspirin and/or clopidogrel produced a significant 17 percent relative risk reduction over three years for the combined events of CV death, MI, stroke, and urgent coronary revascularization (UCR) (event rate 10.1 percent vs. 11.8 percent for placebo). These results were driven by an 18 percent relative risk reduction in MI [5.4 percent vs. 6.4 percent for placebo] and a 33 percent relative risk reduction in first stroke [1.2 percent vs. 1.6 percent for placebo]. Adding ZONTIVITY to aspirin and/or clopidogrel was associated with an increased rate of Global Utilization of Streptokinase and Tissue Plasminogen Activator for Occluded Arteries (GUSTO) moderate or severe bleeding through three years (3.7%) compared to adding placebo (2.4%), (hazard ratio 1.55, 95% CI 1.30-1.86). GUSTO severe bleeding occurred at a rate of 1.3 percent for ZONTIVITY versus 1.0 percent for placebo (HR: 1.24, 95 percent CI: 0.92-1.66).

Additional Selected Safety Information About ZONTIVITY

ZONTIVITY is contraindicated in patients with a history of stroke, TIA, or ICH and in patients with active pathological bleeding such as ICH or peptic ulcer. Discontinue ZONTIVITY in patients who experience a stroke, TIA, or ICH.

Antiplatelet agents, including ZONTIVITY, increase the risk of bleeding, including ICH and fatal bleeding. ZONTIVITY increases the risk of bleeding in proportion to the patient’s underlying bleeding risk. Physicians should consider the underlying risk of bleeding before initiating ZONTIVITY.

General risk factors for bleeding include older age, low body weight, reduced renal or hepatic function, and history of bleeding disorders. Use of certain concomitant medications (e.g., anticoagulants, fibrinolytic therapy, chronic nonsteroidal anti-inflammatory drugs, selective serotonin reuptake inhibitors, selective norepinephrine reuptake inhibitors) also increases the risk of bleeding. Avoid concomitant use of warfarin or other anticoagulants. ZONTIVITY is not recommended in patients with severe hepatic impairment.

Withholding ZONTIVITY for a brief period will not be useful in managing an acute bleeding event because, due to its long half-life, significant inhibition of platelet aggregation remains four weeks after discontinuation. There is no known treatment to reverse the antiplatelet effect of ZONTIVITY.

Strong CYP3A inhibitors increase and inducers decrease ZONTIVITY exposure. Avoid concomitant use of ZONTIVITY with strong CYP3A4 inhibitors or inducers.

Bleeding, including life-threatening and fatal bleeding, is the most commonly reported adverse reaction with ZONTIVITY.

For more information on ZONTIVITY, please refer to full Prescribing Information including Boxed Warning and Medication Guide.

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ and TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular, pain and other specialty areas. Aralez’s Global Headquarters is in Mississauga, Ontario, Canada, its U.S. Headquarters is planned to be in Princeton, NJ and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Cautionary Language Concerning Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding our ability to successfully integrate the acquisition of ZONTIVITY, payments of additional consideration on achieving milestones and graduated royalties, the benefits of ZONTIVITY, including management’s related beliefs, our ability to successfully commercialize ZONTIVITY, the expected benefits to Aralez of such commercialization efforts, including ZONTIVITY as a revenue generating asset,  ZONTIVITY as an excellent strategic fit with our anchor therapeutic position in cardiovascular disease and long range market exclusivity through regulatory exclusivity and patent protection potentially extending to 2027, building value organically through the approval and commercialization of YOSPRALA, currently pending FDA approval with a September 14, 2016 PDUFA date, our business development and licensing efforts, and other statements that are not historical facts, and such statements are typically identified by use of terms such as “may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements.  Our operations involve risks and uncertainties, many of which are outside of our control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, our inability to build, acquire or contract with a sales force of sufficient scale for the commercialization of YOSPRALA, if approved, in a timely and cost-effective manner; our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates (including YOSPRALA), including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of our product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; the inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on AstraZeneca AB and Horizon Pharma USA, Inc. for the sales and marketing of VIMOVO, and our dependence on Patheon Pharmaceuticals Inc. for the manufacture of YOSPRALA™ 81/40 and YOSPRALA™ 325/40; our ability to protect our intellectual property and defend our patents; regulatory obligations and oversight; failure to successfully identify, execute , integrate and maintain new acquisitions, such as the integration of ZONTIVITY; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in government regulations, including tax laws and unanticipated tax liabilities; general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission (“SEC”) filings and reports and Canadian securities law filings, including in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in our future reports filed with the SEC and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Contact Information:

Aralez Pharmaceuticals US Inc.

Nichol Ochsner

Executive Director,

Investor Relations & Corporate Communications

732.754.2545

nochsner@aralez.com

(1) Mozaffarian D, et al. Heart Disease and Stroke Statistics — 2016 Update. Circulation 2016

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